UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2016

OCEAN BIO-CHEM, INC.

(Exact name of registrant as specified in charter)

Florida	0-11102	59-1564329
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4041 S.W. 47 Avenue, Fort Lauderdale, Florida	33314
(Address of principal executive offices)	(Zip Code)

(954) 587-6280

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant

Prior to August 16, 2016, Goldstein Schechter Koch P.A. (“GSK”) was engaged by Ocean Bio-Chem, Inc. (the “Company”) as the Company’s independent registered public accounting firm. On August 16, 2016, the practice of GSK was combined with BDO USA, LLP (“BDO”), and the professional staff and partners of GSK joined BDO, either as employees or partners of BDO. As a result, effective August 16, 2016, GSK is no longer serving as the Company’s independent registered public accounting firm.

The Audit Committee of the Company’s Board of Directors will consider the engagement of a new independent registered public accounting firm, and, following such engagement, the Company will file with the Securities and Exchange Commission a Current Report on Form 8-K responsive to the disclosure requirements of paragraph (b) of Item 4.01 of the form.

GSK’s reports on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2015 and 2014 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2015 and 2014, and through August 16, 2016, there was no disagreement between the Company and GSK on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of GSK, would have caused GSK to make reference to the subject matter of the disagreement in its reports; and during the years ended December 31, 2015 and 2014, and through August 16, 2016, there were no reportable events, as defined in paragraph (a)(1)(v) of Item 304 of Regulation S-K.

The Company has requested that GSK furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of that letter, dated August 22, 2016, is filed as Exhibit 16.1 to this report.

Item 9.01. Financial Statements and Exhibits

The following exhibit has been furnished with this report:

Exhibit No.	Description
16.1	Letter of Goldstein Schechter Koch P.A., dated August 22,2016

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCEAN BIO-CHEM, INC.

Date: August 22, 2016	By:	/s/ Jeffrey S. Barocas
Jeffrey S. Barocas
Chief Financial Officer

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